Exhibit C
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Advisors Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Advisors Series Trust for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Advisors Series Trust for the stated period.

/s/ Eric M. Banhazl	/s/ Douglas G. Hess
Eric M. Banhazl President, Advisors Series Trust	Douglas G. Hess Treasurer, Advisors Series Trust

Dated: 12/24/03

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Advisors Series Trust for purposes of the Securities Exchange Act of 1934.